Exhibit 23
INDEPENDENT AUDITORS’ CONSENT

     We consent to the incorporation by reference in Registration Statement Nos. 333-02791, 333-09395, 333-83799, 333-83801, 333-83803, 333-83805 and 333-58646, of Mesa Air Group, Inc. on Forms S-8 of our report dated November 22, 2002, June 10, 2003 as to Note 22 (which expresses an unqualified opinion and included an explanatory paragraph relating to the restatement described in Note 22 for business segment reporting), appearing in this Current Report on Form 8-K of Mesa Air Group, Inc.

DELOITTE & TOUCHE LLP

Phoenix, Arizona
June 10, 2003